UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2005

INTERMUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-29801 (Commission File Number)	94-3296648 (IRS Employer Identification No.)

3280 Bayshore Boulevard
Brisbane, CA 94005
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (415) 466-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 28, 2005, InterMune, Inc. (the “Company”) issued a press release (the “Press Release”) to, among other things, announce certain information regarding its results of operations and financial condition for the quarter ended March 31, 2005. The Press Release was attached as Exhibit 99.1 to the Company’s Form 8-K furnished to the Securities and Exchange Commission on April 28, 2005.

On May 6, 2005, the Company reached a preliminary agreement to settle its stockholder class action lawsuit. The suit, entitled “In re InterMune, Inc. Securities Litigation,” is currently pending against InterMune and its former CEO and former CFO in the United States District Court for the Northern District of California. Under the terms of the settlement, the defendants will receive a complete release of claims in the litigation, and the stockholder class will receive $10.4 million. The settlement is being funded in large part by InterMune’s primary insurance carrier and is subject to a number of conditions, including final approval by the court.

As a result of this settlement, InterMune has included approximately $2.0 million of selling, general and administrative expense in its first quarter 2005 financial results to reflect potential costs of this settlement. This expense was not included in the financial information presented in the Press Release since the preliminary settlement agreement was entered into after the date of the Press Release. In addition, the information in the Press Release did not include a $0.4 million accrual for the Company’s matching contribution to its 401(k) plan. The changes to the information contained in the Press Release are reflected in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 (the “Form 10-Q”), which supersedes the information in the Press Release in its entirety. The Company filed the Form 10-Q with the Securities and Exchange Commission today, May 10, 2005.

Forward-Looking Statements. Except for the historical information contained herein, this Form 8-K contains certain forward-looking statements that involve risks and uncertainties, including without limitation the statements related to the preliminary settlement of the stockholder class-action lawsuit that is pending against the Company. Actual results could differ materially from those described in the Company’s forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, approval by the court of the preliminary settlement agreement. All forward-looking statements and other information included in this Form 8-K are based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any such forward-looking statements or information.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERMUNE, INC.
Dated: May 10, 2005	By:	/s/ Daniel G. Welch
Daniel G. Welch
Chief Executive Officer and President